EXHIBIT 32.1
CERTIFICATION
In connection with the Quarterly Report of Midwest Banc Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on May 9, 2006 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/James J. Giancola

Name:	James J. Giancola
Title:	President and
Chief Executive Officer
Date:	May 9, 2006

/s/Daniel R. Kadolph

Name:	Daniel R. Kadolph
Title:	Senior Vice President and
Chief Financial Officer
Date:	May 9, 2006